SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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    14a-6(e)(2)

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[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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[ ] Fee paid previously with preliminary materials.

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


                       [ELITE PHARMACEUTICALS LETTERHEAD]



May 29, 2007



Dear Stockholder:

         You are cordially invited to attend our Annual Meeting of to be held at 10:00 a.m., June 26, 2007 at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

         At this meeting you are being asked to (i) elect five directors for a one year term, (ii) approve and ratify the Series C Preferred Stock Financing involving the sale of our Series C Preferred Stock convertible into shares of our common stock and related warrants to purchase additional shares of our common stock and (iii) ratify the appointment of Miller, Ellin & Co., LLP as our independent auditor. Your Board of Directors recommends that you vote FOR each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

         Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. This will not limit your right to vote in person or attend the meeting.

         Thank you for your continued interest in us. We hope that you will be able to join us on June 26th.

                                    Very truly yours,


                                    Bernard Berk
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER



                             YOUR VOTE IS IMPORTANT

         In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card.

                           ELITE PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 26, 2007


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. ("WE" or "US") will be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on June 26, 2007 at 10:00 a.m., to consider and act upon the following:

1. The election of five directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2. A proposal to approve and ratify the Series C Preferred Stock Financing involving the sale of our Series C Preferred Stock convertible into shares of our common stock and related warrants to purchase additional shares of our common stock.

3. A proposal to ratify the appointment by Miller Ellin & Co. LLP as our auditor of the financial statements for the year ending March 31, 2007.

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof that was not known a reasonable time before the solicitation.

         All stockholders of record at the close of business on May 15, 2007 are entitled to notice of and to vote at this meeting and any adjournments thereof.

         You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope.

         Our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 is enclosed.

By Order of the Board of Directors

Mark I. Gittelman
CHIEF FINANCIAL OFFICER AND SECRETARY

May 29, 2007

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains forward-looking statements within the meaning of the Federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "intends," "expects," "goals" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including without limitation risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, successful integration of acquisitions, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

                           ELITE PHARMACEUTICALS, INC.
                                 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elite Pharmaceuticals, Inc., a Delaware corporation ("ELITE", the "COMPANY", "WE" or "US"), for our Annual Meeting of Stockholders to be held on June 26, 2007, and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Stockholders (the "NOTICE OF ANNUAL MEETING"). We were incorporated in 1997, and our principal executive offices are located at 165 Ludlow Avenue, Northvale, New Jersey 07647. This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and the accompanying proxy card are first being distributed to shareholders on or about June 1, 2007.

RECORD DATE AND VOTING RIGHTS

         Our common stock, par value $0.01 per share (the "COMMON STOCK") is the security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on May 15, 2007 to one vote on each of the matters to be voted upon at the Annual Meeting. The shares of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have no voting rights as to the matters to be considered at the Annual Meeting. As of May 15, 2007, we had outstanding 20,820,048 shares of Common Stock (excluding 100,000 treasury shares).

         Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

QUORUM; BROKER NON-VOTES AND ABSTENTIONS

         In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum.

         Abstentions are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

         Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine, such as the election of directors described in Proposal 1 or the approval of auditors described in Proposal 3. In contrast, brokers do not have discretionary authority to vote shares held in "street name" on non-routine matters, such as the approval and ratification of the Series C Preferred Financing described under Proposal 2, without your instructions. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

SOLICITATION

         Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by us. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

VOTING OF PROXIES

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR Proposals 1, 2 and 3.

REVOCATION

         You have the right to revoke your proxy at any time before it is voted by attending the meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date. Stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

      The Board of Directors recommends a vote:

         o FOR the five nominees listed under "Election of Directors", to serve until their successors are elected and qualified (Proposal
                1);

         o FOR the approval and ratification of the Series C Preferred Stock Financing involving the sale of our Series C Preferred Stock convertible into shares of Common Stock and related warrants to purchase additional shares of our Common Stock (Proposal 2);

         o FOR ratification of the appointment by the Board of Directors of Miller Ellin & Co. LLP as our independent auditors for the fiscal year ending March 31, 2007 (Proposal 3);

         Should any nominee named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

OTHER BUSINESS

         As of the date of this Proxy Statement, we have no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons

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

appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

                        BOARD INDEPENDENCE AND COMMITTEES

BOARD INDEPENDENCE

         The Board of Directors has a substantial majority of directors who are "independent" as defined by Section 121A of the American Stock Exchange Listing Standards, as amended effective December 1, 2003. The Board of Directors considers all relevant facts and circumstances in its determination of independence of all members of the Board of Directors (including any relationships set forth in this Proxy Statement under the heading "Certain Related Person Transactions"). Our Board of Directors has affirmatively determined that none of the following Directors has a material relationship with us that would interfere with the exercise of his independent judgment (either directly or as a partner, shareholder or officer of an organization that has a relationship with us): Dr. Barry Dash, Dr. Melvin Van Woert and Mr. Robert J. Levenson (director nominee) and therefore are deemed independent.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders and other interested parties may contact the Board of Directors or the non-management directors as a group at the following address:

         Board of Directors
         or
         Outside Directors
         Elite Pharmaceuticals, Inc.
         165 Ludlow Avenue
         Northvale, NJ 07647

         All communications received at the above address will be relayed to the Board of Directors or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board of Directors using the above address

BOARD MEETINGS

         During the fiscal year ended March 31, 2007, our Board of Directors held 7 meetings. No incumbent director attended fewer than 75% of the meetings of the Board of Directors during that year other than Veerappan Subramanian who joined the Board in December 2006.


COMMITTEES OF THE BOARD

         The Board of Directors has an Audit Committee and a Nominating Committee; its only standing committees. The current members of the Nominating Committee are Bernard Berk, Barry Dash and Melvin Van Woert and of the Audit Committee are Edward Neugeboren, Barry Dash and Melvin Van Woert. Robert Levenson, director nominee will become a member of the audit committee in place of Edward Neugeboren who is not standing for reelection.

         Audit Committee
         ---------------

         The Audit Committee held one meeting in 2006. A copy of its written charter (adopted by the Board of Directors) was included as an appendix to our proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, the other matters as set forth in its charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us.

         We deem the members of our Audit Committee to be independent and that Mr. Neugeboren qualifies as an audit committee financial expert. Mr. Levenson, a director nominee, will replace Mr. Neugeboren on the audit committee. Mr. Levenson qualifies as an audit committee financial expert.

         Nominating Committee
         --------------------

         The Nominating Committee held one meeting in 2006. This committee does not have a charter. This committee assists the Board of Directors in identifying and recommending qualified Board candidates. The committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and our stockholders. The committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate's experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board of Directors, and the candidate's willingness to devote substantial time and effort to Board responsibilities. The Nominating Committee makes recommendations to the Board of Directors with respect to Director nominees.

         Compensation Matters
         --------------------

         We do not have a compensation committee due to the limited number of persons employed by us, however we intend to establish a compensation committee during the fiscal year ending March 31, 2008. Rather, the full Board of Directors, which includes two Directors employed by us, participates in deliberations concerning executive compensation and establishes the compensation and benefit plans and programs of Elite. The Board of Directors does not utilize a compensation committee charter when performing the functions of such committee. For more information on the compensation of directors and officers of the Company, see the "Compensation Discussion and Analysis" and "Compensation" sections below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Board of Directors as a whole performs the functions normally associated with the compensation committee. However, while Bernard Berk, our President and Chief Executive Officer, and Veerappan Subramanian, our Chief Scientific Officer, serve as members of the Board of Directors, at no time did Mr. Berk or Dr. Subramanian participate in deliberations of the Board of Directors concerning either of their own compensation.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                      OF EACH OF THE NOMINEES LISTED BELOW.

         Our by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board of Directors from time to time. The Board of Directors has set the number of directors of the Board of Directors as of the Annual Meeting at five.

         The holders of Common Stock will elect five directors at the Annual Meeting, each of whom will be elected to serve until the next annual meeting of stockholders and thereafter until their successors shall have been duly elected and shall have qualified. Unless a stockholder either

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

indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below.

INFORMATION WITH RESPECT TO NOMINEES.

         The table below sets forth the name and age as of the Record Date of each nominee, and the period during which he has served on our Board of Directors. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Proxy Statement.

             NAME                               AGE     DIRECTOR SINCE
             ----                               ---     --------------

             Bernard Berk                       58      2004
             Barry Dash, Ph. D                  75      2005
             Melvin M. Van Woert, M.D.          76      2005
             Veerappan Subramanian, Ph. D.      56      2006
             Robert J. Levenson                 65      *

             *Director Nominee

         The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

         MR. BERNARD BERK, President and Chief Executive Officer since June 2003, Director since February 2004 and Member of the Nominating Committee since June, 2004. Prior to joining Elite, Mr. Berk was the President and Chief Executive Officer of Michael Andrews Corporation, a pharmaceutical management consultant firm, from 1996 to 2003. Prior to that, Mr. Berk was from 1994 until 1996, President and Chief Executive Officer of Nale Pharmaceutical Corporation. From 1989 until 1994, he was Senior Vice President of Sales, Marketing and Business Development of Par Pharmaceuticals, Inc. Mr. Berk holds a B.S. from New York University.

         DR. BARRY DASH, Director since April 2005, Member of Audit Committee since April 2005 and Member of Nominating Committee since April 2005, has been since 1995 President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health industries. From 1983 to 1996 he was employed by American Home Products Corporation, its Whitehall-Robins Healthcare Division, initially as Vice President of Scientific Affairs, then Senior Vice President of Scientific Affairs and then Senior Vice President of Advanced Technologies during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. He had previously been employed by the Whitehall Robins Healthcare Division from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982. From 1976 to 1978 he was Vice President, Director of Laboratories of the Consumer Products Division of American Can Company (now known as Wyeth). He currently serves on the board of GeoPharma, Inc. (NASDQ: GORX) Dr. Dash holds a Ph.D. from the University of Florida and M.S. and B.S. degrees from Columbia University at which he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, The American Association for the Advancement of Science and the Society of Cosmetic Chemist, American Association of Pharmaceutical Scientists, Drug Information Association, American Foundation for Pharmaceutical Education, and Diplomate American Board of Forensic Examiners. He is the author of scientific publications and patents in the pharmaceutical field.

         DR. MELVIN VAN WOERT, Director since April 2005, Member of Audit Committee since April 2005 and Member of Nominating Committee since April 2005, has been since 1974, a member of the staff of Mount Sinai Medical Center where since 1978 he has also been a Professor in the Department of Neurology and Pharmacology at Mount Sinai School of Medicine. Dr. Van Woert had been a consultant for Neuropharmacological Drug Products to the United States Food and Drug

Administration from 1974 to 1980; Associate Editor for Journal of the Neurological Sciences; Member of the Editorial Board of Journal of Clinical Neurphamacology; and Medical Director of National Organization for Rare Disorders for which he received in 1993 the Humanitarian Award. His other awards include the U.S. Public Health Service Award for Exceptional Achievement in Orphan Products Development and the National Myoclonus Foundation Award. He has authored and co-authored more than 150 articles appearing in pharmacological, medical and other professional journals or publications.

         DR. VEERAPPAN SUBRAMANIAN, Chief Scientific Officer since February 2007 and Director since December 2006. Since December 2006, Dr. Subramanian serves as Chief Executive Officer and Chairman of the Board of Novel Laboratories, Inc. Dr. Subramanian has been a pharmaceutical executive since 1981 and a pharmaceutical entrepreneur since 1997, when he formed Kali Laboratories, Inc. ("KALI LABS"). Kali Labs was acquired by Par Pharmaceuticals, Inc. in 2004 and Dr. Subramanian continued to work as an executive vice president at Par Pharmaceuticals after the acquisition. Dr. Subramanian ended his relationship with Par Pharmaceuticals in January 2006. Prior to organizing Kali Labs, Dr. Subramanian served for 6 years as vice president of scientific affairs for Zenith Laboratories, Inc. Prior to working with Zenith Laboratories, he was (i) the Director of New Product Development and Technical Services for Kali Pharma, Inc., (ii) a Senior Scientist, Commercial Products with Vicks Research Center,
(iii) a Research Pharmacist, Dermatological with Johnson & Johnson and (iv) a Research Pharmacist in Product Development with E.R. Squibb & Sons. Between 2001 and 2005, Dr. Subramanian served on the board of Generic Pharmaceutical Industry Association. Dr. Subramanian has a Ph.D. in Pharmacy (1981) from Rutgers University, a M.S. in Phamaceutics (1973) from Birla Institute of Technology & Science, and a B.S. in Pharmacy (1971) from Madurai Medical College.

         ROBERT J. LEVENSON, Director Nominee, recommended to us by Mark Gittelman, our Chief Financial Officer, is currently Managing Member of the Lenox Capital Group, L.L.C. since 2000. Mr. Levenson was previously an Executive Vice President of First Data Corporation from 1993 to 2000 and a member of its Board of Directors from 1992 to 2003. He was Senior Executive Vice President, Chief Operating Officer, and Member of the Office of the President and Director of Medco Containment Services, Inc., a provider of managed care prescription benefits, from October 1990 to December 1992. From 1985 until October 1990, he was a Group President and Director of Automatic Data Processing, Inc. (ADP-NYSE). Mr. Levenson was a Director of Emisphere Technologies, Inc., a biopharmaceutical company, from 1998 to 2005, as well as having been a Director of several other companies, public and private. Mr. Levenson is currently nominated to be a director of Ceridian Corporation (NYSE: CEN). Mr. Levenson is a trustee of the Washington Institute, the Jewish Community Federation, and the Jewish Community Foundation of Metrowest New Jersey.

         There is no family relationship between the nominees.

                                   PROPOSAL 2
            APPROVAL AND RATIFICATION OF SERIES C PREFERRED FINANCING

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

         The American Stock Exchange (the "AMEX") requires stockholder approval of the sale, issuance, or potential issuance in a transaction or related transactions by a listed company of shares of common stock and shares issuable upon conversion or exercise of other securities which amount is at least 20% of the then presently outstanding shares of common stock for a consideration which is less than the greater of book or market value of a share of common stock (the "20% RULE"). AMEX interprets the 20% Rule to include issuances of common stock as dividends and issuances of common stock upon conversion or exercise of other securities issued in connection with a transaction.

         On April 24, 2007, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series C Preferred Stock (the "SERIES C PREFERRED CERTIFICATE") under which 20,000 shares of our Series C 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES C PREFERRED STOCK") were authorized and created. On April 25, 2007, we filed with the Secretary of State of Delaware a Certificate of Correction of the Certificate of Designations of the Series C Preferred Stock. The Company sold, on April 24, 2007, 15,000 shares of such Series C Preferred Stock, together with warrants to purchase shares of our Common Stock and the Company intends to sell up to the remaining 5,000 shares of such Series C Preferred Stock, together with warrants to purchase shares of our Common Stock.

         The number of shares of our Common Stock issuable upon conversion of the shares of Series C Preferred Stock and exercise of warrants issued to the investors and placement agent and its designees in connection with the April 24, 2007 closing represent in the aggregate 8,599,137 shares or 41% of the 20,804,592 shares of our Common Stock (excluding 100,000 treasury shares), outstanding on April 24, 2007, on an as converted basis, and such number of shares will increase upon the closing of any additional sales of Series C Preferred Stock and warrants. The shares of Series C Preferred Stock and the warrants have antidilution rights which could in the future, result in the adjustment of the applicable conversion price or exercise price being less than the closing sales price of a share of our Common Stock on AMEX as of April 24, 2007, representing the initial closing of the sale of Series C Preferred Stock (the "CLOSING PRICE"). Additionally, the Series C Preferred Stock accrue mandatory dividends which may be paid in shares of Common Stock, the applicable market price of which could be less than the Closing Price. The occurrence of either type of issuance could result in AMEX deeming the Series C Preferred Financing in violation of the 20% Rule. Accordingly, we are proposing that the stockholders approve and, in the case of the April 24, 2007 closing, ratify the sale of up to 20,000 shares of Series C Preferred Stock and warrants to purchase Common Stock representing in the aggregate, up to 11,206,897 shares of our Common Stock and all mandatory dividends payable on the Series C Preferred Stock in shares of Common Stock (the "SERIES C PREFERRED FINANCING").

         The Board of Directors believed and believes that the Series C Financing is beneficial to us and our stockholders and was effected on reasonable terms.

         APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT (AS DEFINED BELOW) AND DOCUMENTS RELATED THERETO, INCLUDING THE ISSUANCE OF THE SHARES OF COMMON STOCK UNDERLYING THE SHARES OF SERIES C PREFERRED STOCK, WARRANTS AND PLACEMENT AGENT WARRANTS IN AN AMOUNT AGGREGATING MORE THAN 19.99% OF THE SHARES ISSUED AND OUTSTANDING ON APRIL 24, 2007 WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUR SHARES OF COMMON STOCK THAT ARE PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING. ABSTENTIONS WILL BE INCLUDED IN DETERMINING THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE FOR PURPOSES OF APPROVAL AND WILL HAVE THE EFFECT OF VOTES "AGAINST" THE PROPOSAL.

         FOR YOUR CONSIDERATION OF PROPOSAL 2, A DESCRIPTION OF THE MATERIAL TERMS OF THE SERIES C PREFERRED FINANCING IS SET FORTH BELOW TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION. HOWEVER, THE DESCRIPTION BELOW IS NOT A SUBSTITUTE FOR REVIEWING THE FULL TEXT OF THE REFERENCED DOCUMENTS, WHICH WERE ATTACHED AS EXHIBITS TO THE COMPANY'S CURRENT REPORT ON FORM 8-K

AS FILED WITH THE SEC ON APRIL 25, 2007, AND ARE AVAILABLE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT ITS HEADQUARTERS.

Overview
--------

         On April 24, 2007, we sold in a private placement through Oppenheimer & Company, Inc., the placement agent (the "PLACEMENT AGENT"), 15,000 shares of our Series C Preferred Stock, at a price of $1,000 per share, each share convertible (at $2.32 per share) into 431.0345 shares of Common Stock, or an aggregate of 6,465,504 shares of Common Stock. Purchasers of the Series C Preferred Stock (the "INVESTORS") also acquired warrants to purchase shares of Common Stock (the "WARRANTs"), exercisable on or prior to April 24, 2012. The Warrants represent the right to purchase an aggregate of 1,939,641 shares of Common Stock at an exercise price of $3.00 per share. If at any time after one year from the date of issuance of the warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrants by the holder of such Warrants, then the Warrants may also be exercised at such time by means of a "cashless exercise".

         The gross proceeds of the sale were $15,000,000 before payment of $1,050,000 in commissions to the Placement Agent and selected dealers. We also paid certain legal fees and expenses of counsel to the Placement Agent. We issued to the Placement Agent and its designees five year warrants to purchase 193,965 shares of Common Stock with similar terms to the warrants issued to the Investors with an exercise price of $3.00 per share. The net proceeds of the sale are to be used for working capital purposes.

         The private placement of the Series C Preferred Stock and the Warrants was made pursuant to a Securities Purchase Agreement, dated as of April 24, 2007 (the "PURCHASE AGREEMENT"), between Elite and the Investors. Each purchaser of the Series C Preferred Stock represented that such purchaser is an "accredited investor" and agreed that the securities issued in the private placement bear a restrictive legend against resale without registration under the Act. The Series C Preferred Stock and warrants were sold by us pursuant to the exemption from registration afforded by Section 4(2) of the Act and Regulation D thereunder.

         After giving effect to the April 24, 2007 sale of Series C Preferred Stock and warrants, 5,000 shares of Series C Preferred Stock remain authorized and unissued.

Preemptive Rights
-----------------

         For so long as the Series C Preferred Stock is outstanding, if at any time we issue Common Stock or securities convertible or exercisable for Common Stock, the holders of the Series C Preferred Stock will have preemptive rights to purchase their pro rata share of the Common Stock or securities convertible or exercisable for Common Stock on the same terms, conditions and price provided for in such issuance; provided, that this right is subject to exceptions as set forth in the Purchase Agreement.

Registration Rights
-------------------

         Pursuant to the Registration Rights Agreement dated as of April 24, 2007 (the "REGISTRATION RIGHTS AGREEMENT") holders of the Series C Preferred Stock purchased in the April 24, 2007 closing are provided demand and piggy-back registration rights at our expense. We agreed to file a registration statement under the Securities Act of 1933, as amended (the "ACT") for resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, upon exercise of the Warrants, as payment of dividends on the Series C Preferred Stock and the non-cash redemption triggering event (collectively the "REGISTRABLE SECURITIES") within 30 days of the closing of the private placement (the "FILING DATE") as set forth in the Registration Rights Agreement.

         If (i) the Initial Registration Statement (as defined in the Registration Rights Agreement) is not filed on or prior to its Filing Date; (ii) as to, in the aggregate among all holders of Registrable Securities on a pro-rata basis based on their purchase of the shares of Series C Preferred Stock pursuant to the Purchase Agreement, 7,000,000 of the Registrable Securities, subject to certain adjustments (collectively, the "INITIAL SHARES"), a registration statement registering for resale all of the Initial Shares is not declared effective by the SEC by August 21, 2007 (or September 20, 2007 in the case of a "full review" by the SEC of the Initial Registration Statement); or (iii) all of the Registrable Securities, other than the Initial Shares, are not registered for resale pursuant to one or more effective Registration Statements on or before December 31, 2007, (any such failure or breach being referred to as an "EVENT", and the date on which such Event occurs, the "EVENT DATE"), then, in addition to any other rights the holders of Registrable Securities may have under the Registration Statement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we agreed to pay to each holder of Registrable Securities an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such holder (calculated as if all convertible securities had been fully converted). In no event will we be liable for liquidated damages under the Registration Rights Agreement (1) with respect to any Warrants or shares of Common Stock issuable upon exercise of the Warrants; and (2) in excess of 1.5% of the Subscription Amount (as defined in the Purchase Agreement) in any 30-day period. In addition, the maximum aggregate liquidated damages payable to a holder of Registrable Securities under the Registration Rights Agreement shall be 15% of the aggregate Subscription Amount paid by such holder.

Dividend Rights
---------------

         The Series C Preferred Stock are to accrue dividends at the rate of 8% per annum on their purchase price of $1,000 per share (increasing to 15% per annum after April 24, 2009) payable quarterly on January 1, April 1, July 1 and October 1, payable in cash or shares of Common Stock, which will be valued solely for such purpose at 95% of the average of the volume weighted average price (the "VWAP") for the 20 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date, in accordance with the terms of the Series C Preferred Certificate. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within 5 trading days, following a dividend payment date, shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the dividend payment date through and including the date of payment). No payment or dividends may be payable on Common Stock or any other capital stock ranked junior to the Series C Preferred Stock prior to the satisfaction of the dividend obligation on the Series C Preferred Stock.

Liquidation Rights
------------------

         Each share of Series C Preferred Stock will be entitled to a preference equal to the per share purchase price ($1,000 subject to adjustment) plus any accrued but unpaid dividends thereon and any other fees or liquidated damages owing thereon upon our liquidation, dissolution or winding-up, whether voluntary or involuntary ("LIQUIDATION"), which preference ranks pari passu with the Series B Preferred Stock (as defined below) and senior to any other capital stock ranked junior to the Series C Preferred Stock.

Voting Rights
-------------

         The holders of our Series C Preferred Stock will not have any voting rights except as specifically provided in the Series C Preferred Certificate or as required by law. However, as long as any shares of Series C Preferred Stock are outstanding, we will not without the prior affirmative vote of holders of at least 70% of the then outstanding shares of the Series C Preferred Stock and our Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK" and together with the Series C Preferred Stock, the "PREFERRED STOCK") collectively,

         (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series C Preferred Certificate;

         (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Preferred Stock;

         (iii) amend our certificate of incorporation, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Preferred Stock;

         (iv) increase the authorized number of shares of Preferred Stock;

         (v) other than Permitted Indebtedness (as defined in the Series C Preferred Certificate) until April 24, 2010 incur any indebtedness for borrowed money of any kind;

         (vi) other than Permitted Liens (as defined in the Series C Preferred Certificate) until April 24, 2010, incur any liens of any kind;

         (vii) repay or repurchase other than more than a de minimis number of shares of Common Stock or securities convertible or exchangeable into Common Stock, other than as permitted by the Series C Preferred Certificate;

         (viii) pay cash dividends or distributions on any of our securities junior to the Preferred Stock; or

         (ix) enter into any agreement or understanding with respect to the foregoing. Notwithstanding the above, we may issue any security issued in connection with a Strategic Transaction (as defined in the Series C Preferred Certificate) that ranks as to dividends, redemption or distribution of assets upon a Liquidation pari passu with or junior to the Preferred Stock without the prior affirmative vote of holders of at least 70% of the then outstanding shares of Preferred Stock.

Conversion
----------

         Each share of Series C Preferred Stock is initially convertible into
431.0345 shares of Common Stock. The conversion price for the Series C Preferred Stock is equal to $2.32, subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then applicable conversion price. If we do not meet our share delivery requirements set forth in the Series C Preferred Certificate, the holders of Preferred Stock shall be entitled to (i) liquidated damages, payable in cash; and (ii) cash equal to the amount by which the cost of the shares of Common Stock such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) for delivery in satisfaction of a sale by such holder of the shares of Common Stock issuable upon conversion of such holder's Series C Preferred Stock which such holder was entitled to receive upon the conversion at issue exceeds the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by
(2) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

         We may force conversion of the Series C Preferred Stock in the event we provide written notice to the holders of the Series C Preferred Stock that the VWAP for each 20 consecutive trading day period during a Threshold Period (as defined in the Series C Preferred Certificate) of Common Stock exceeded $5.38 (subject to adjustment) and the average volume the trading days during such Threshold Period exceed 50,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like).

Redemption Rights
-----------------

         Upon the occurrence of certain Triggering Events (as defined in the Series C Preferred Certificate), each holder of Series C Preferred Stock shall have the right, exercisable at the sole option of such holder, to require us to redeem each share of such holder's Series C Preferred Stock for cash in an amount equal to 130% of the stated value, all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series C Preferred Stock (the "TRIGGERING REDEMPTION AMOUNT"). Upon certain Triggering Events, each holder of Series C Preferred Stock shall have the right, exercisable at the sole option of such holder, to require us to redeem each share of Series C Preferred Stock for shares of Common Stock equal to the number of shares of Common Stock equal to the Triggering Redemption Amount divided by 85% of the average of the VWAP for the 10 consecutive trading days immediately prior to the date of the redemption. If at any time the SEC, our auditors, American Stock Exchange (or similar trading exchange) or any other governmental or regulatory authority having jurisdiction over us determine that a Triggering Event for which a holder shall be entitled to a cash redemption constitutes a condition for redemption which is not solely within our control (as set forth in Item 28 of Rule 5-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended), or that as a result of any such Triggering Event, the Series C Preferred Stock shall not be included in our balance sheet under the heading "stockholder equity", then the holders of Series C Preferred Stock shall not be entitled to receive a cash payment, but instead shall be entitled to receive shares of Common Stock.

         We may redeem all of the Series C Preferred Stock outstanding, at any time after April 24, 2009 for a redemption price, payable in cash, for each share of Series C Preferred Stock equal to (i) 150% of the stated value; (ii) accrued but unpaid dividends thereon; and (iii) all liquidated damages and other amounts due in respect of the Series C Preferred Stock.

Consequences if Stockholder Approval is Not Obtained.
----------------------------------------------------

         The Purchase Agreement provides that if the Series C Preferred Financing is not approved at this Annual Meeting, we are to resubmit the proposal for approval to the stockholders at a meeting to be held thereafter quarterly until the approval is obtained or there are no longer outstanding any Series C Preferred Shares. Pending such approval, we will not issue shares of our Common Stock upon conversion of the Series C Preferred Shares and exercise of the Warrants and placement agent warrants, which exceed for all conversions and exercises, 4,158,838 shares representing 19.99% of the outstanding number of our Common Stock on April 23, 2007.

         Pursuant to the Purchase Agreement, unless the stockholders approve the Series C Financing, we may not issue our Common Stock or securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock at an effective price per share less than $2.29 (other than certain exempt issuances) subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock. Furthermore, until the stockholders approve the Series C Preferred Financing, we are not permitted to pay dividends in shares of Common Stock if the price at which such shares are valued is less than $2.29. In addition, holders of Series C Preferred Stock will not be able to convert their shares to the extent such conversion would exceed 4,158,838 shares and, therefore, the mandatory dividends payable upon such shares shall continue to accrue and be payable. Unless the stockholders approve the Series C Preferred Financing, we cannot fully exercise our right to compel the conversion of the Series C Preferred Stock regardless of whether the requisite share price has been obtained and we would, therefore, be required to pay such dividends. Finally, potential purchasers of the remaining 5,000 shares of Series C Preferred Stock may not agree to purchase such shares until stockholder approval is obtained, thereby inhibiting our ability to raise additional funds from the sale of the remaining authorized shares of Series C Preferred Stock.


                                   PROPOSAL 3
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

         The Board of Directors, subject to stockholder approval, appointed Miller, Ellin & Co., LLP ("MILLER ELLIN") as our independent auditors for our financial statements for the fiscal year ending March 31, 2007. THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES PROPERLY CAST ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO RATIFY SUCH SELECTION.

         Stockholder ratification of the appointment is not required by our Certificate of Incorporation or By-laws or otherwise. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm if the Board of Directors determines that such a change would be in our best interests and our stockholders.

         Miller Ellin has audited our consolidated financial statements since 1997. A representative of that firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by Miller Ellin for the audits of our annual financial statements for the years ended March 31, 2007 and 2006.

                              2007            2006
                              ----            ----
Audit Fees(1)                58,360          69,923
Audit-Related Fees             ---             ---
Tax Fees                       ---             ---
All Other Fees                 ---             ---

(1) Audit Fees relate to the audit of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q.

                             AUDIT COMMITTEE REPORT

         The audit committee's primary responsibilities are to monitor the integrity of our financial statements and reporting process and systems of internal controls regarding finance and accounting and to monitor our compliance with legal and regulatory requirements, including disclosures and procedures. The committee also has the responsibility to evaluate our independent auditor's qualifications, independence and performance as well as to evaluate the performance of the internal audit function.

         Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The audit committee reviewed and discussed the audited financial statements with management and our independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. In addition, the audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence.

         Based upon the review and discussions described in this report, a majority of the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 that has been filed with the Securities and Exchange Commission.


                                                        AUDIT COMMITTEE
                                                        Barry Dash
                                                        Melvin Van Woert

         THE AUDIT COMMITTEE REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL, AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE AUDIT COMMITTEE REPORT BY REFERENCE THEREIN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of May 15, 2007 by (i) by each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) by each of our directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all our directors and executive officers as a group. On such date, we had 20,820,048 shares of Common Stock outstanding (exclusive of 100,000 treasury shares). (The 9,550 shares of Series B Preferred Stock outstanding and 15,000 shares of Series C Preferred Stock are nonvoting and none of the individuals listed below beneficially owns any shares of Series B Preferred Stock or Series C Preferred Stock other than Barry Dash who owns 20 shares of Series C Preferred Stock. There are currently no shares of Series A Preferred Stock outstanding).

         As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS                                                                  COMMON STOCK
----------------                                                                  ------------
                                                                           AMOUNT              %
                                                                           ------             ---
Bernard Berk, Director, President and Chief Executive Officer*          1,532,300(1)           6.9

Edward Neugeboren, Director*                                              201,063(2)           **

Barry Dash, Director*                                                      28,207(3)           **

Melvin Van Woert, Director*                                                10,000(4)           **

Veerappan Subramanian, Director and Chief Scientific Officer*           2,962,894(5)            13

Dr. Charan Behl(6)*                                                     1,296,000(7)             6

Chris Dick, Executive Vice President of Corporate Development*            885,287(8)           4.1

Mark I. Gittelman, Chief Financial Officer*                                39,999(9)           **

Trellus Management Company
Adam Usdan                                                              3,450,795(10)         14.8
350 Madison Avenue, 9th Floor
New York, New York  10017

Mark Fain                                                               1,204,570(11)          5.8
237 Park Avenue, Suite 900
New York, NY 10017

Chad Comiteau                                                           1,152,712(12)          5.5
237 Park Avenue, Suite 900
New York, NY 10017

Davidson Kempner Healthcare International Ltd.                          3,735,816(13)         15.2
65 East 55th Street, 19th Floor
New York, NY 10022

All Directors and Officers as a group                                   6,955,750(14)         26.6


------------------------
* The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.

**  Less than 1%

(1) Includes options to purchase 1,365,000 shares of Common Stock. See "Named Executive Officers."

(2) Includes options and warrants to purchase an aggregate of 170,571 shares of Common Stock.

(3) Represents options to purchase 10,000 shares of Common Stock, 20 shares of Series C Preferred Stock convertible into 8,621 shares of Common Stock and warrants to purchase 2,586 shares of Common Stock.

(4)  Represents options to purchase shares of Common Stock.

(5) Includes options to purchase 1,500,000 shares of Common Stock which are owned by Dr. Subramanian and 957,396 shares of Common Stock and warrants to purchase 478,698 shares of Common Stock which are owned by VGS Pharma, LLC ("VGS"), a wholly-owned subsidiary of Kali Capital, L.P., which is controlled by Kali Management, LLC ("KALI"), its general partner, and Kali is controlled by the daughter of Dr. Subramanian, its managing member. Dr. Subramanian disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest therein, if any.

(6) Dr. Behl was Executive Vice President and Chief Scientific Officer from March 9, 2006 to February 9, 2007 and has been Head of Technical Affairs since February 9, 2007. See "Named Executive Officers."

(7) Includes warrants to purchase 130,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock. See "Named Executive Officers."

(8) Includes options to purchase 850,000 shares of Common Stock and warrants held by Mr. Dick and Hedy Rogers as joint tenants to purchase 10,479 shares of Common Stock.

(9) Represents options to purchase shares of Common Stock.

(10) Based on information provided by Trellus Management Company, LLC ("TMC") and Adam Usdan in the Schedule 13G filed February 13, 2007 and also based on information set forth in Form S-3 filed on May 24, 2007. Includes 862,068 shares of Common Stock issuable upon conversion of Series C Preferred Stock held in the aggregate by Trellus Partners L.P ("TP"), Trellus Partners II L.P. ("TPI") and Trellus Offshore Fund Limited ("TPOF"), 888,889 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by TP and 703,063 shares of Common Stock issuable upon exercise of warrants held in the aggregate by TP, TPI and TPOF. Adam Usdan is President of TMC. Adam Usdan and TMC share voting power and dispositive power over the shares. Notwithstanding the inclusion of the aforementioned beneficial ownership calculation, pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Preferred Stock, the Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock and the Common Stock Purchase Warrant for the aforementioned warrants, the number of shares of Common Stock into which the Series C 8% Preferred Stock and Series B 8% Preferred Stock are convertible and the warrants are exercisable is limited to that number of shares of Common Stock which would result in the Adam Usdan and TMC affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock.

(11) Based on information provided by Mark Fain and Chad Comiteau in their
Schedule 13G/A filed February 6, 2007. Mark Fain beneficially owned 1,204,570 shares of Common Stock, which amount includes (i) 179,967 shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (ii) 33,333 convertible shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which Mr. Fain has shared voting power and shared dispositive power; (iv) 808,270 shares beneficially owed by Stratford Partners, L.P. of which Mr. Fain is a Managing Member, and over which Mr. Fain has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owed by Stratford Partners, L.P. over which Mr. Fain has shared voting power and shared dispositive power.

(12) Based on information provided by Mark Fain and Chad Comiteau in their
Schedule 13G/A filed February 6, 2007. Chad Comiteau beneficially owned 1,152,712 shares of Common Stock which amount includes (i) 187,047 shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (ii) 32,665 convertible shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which he has shared voting power and shared dispositive power; (iv) 808,270 shares beneficially owed by Stratford Partners, L.P. of which Mr. Comiteau is a Managing Member, and over which Mr. Comiteau has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owed by Stratford Partners, L.P. over which Mr. Comiteau has shared voting power and shared dispositive power.

(13) Davidson Kempner Healthcare International Ltd. ("DKHI") and its affiliates, Davidson Kempner Partners ("DKP"), Davidson Kempner Institutional Partners, L.P. ("DKIP"), M.H. Davidson & Co. ("CO"), Davidson Kempner International, Ltd. (DKIL"), Serena Limited ("Serena"), Davidson Kempner Healthcare Fund LP ("DKHF"), MHD Management Co., Davidson Kempner Advisors Inc., Davidson Kempner International Advisors, L.L.C., DK Group LLC, DK Management Partners LP, DK Stillwater GP LLC, Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman jointly filed a Schedule 13G, dated May 11, 2007, reflecting the beneficial ownership, subject to an ownership limitation, of an aggregate of 6,667 Series C 8% Preferred Stock convertible into 2,873,707 shares of common stock and 862,109 warrants exercisable into 862,109 shares of Common Stock as a result of their voting and dispositive power over 6,667 Series C 8% Preferred Stock convertible into 2,873,707 shares of Common Stock and 862,109 warrants exercisable into 862,109 beneficially owned by DKP, DKIP, DKIL, Serena, CO, DKHF and DKHI. Notwithstanding, the inclusion of the aforementioned beneficial ownership calculation, pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Preferred Stock and the Common Stock Purchase Warrant for the aforementioned warrants, the number of shares of Common Stock into which the Series C 8% Preferred Stock are convertible and the warrants are exercisable is limited to that number of shares of Common Stock which would result in the Davidson Kempner affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock. The above information was obtained from such Schedule 13G.

(14) Includes options and warrants to purchase an aggregate of 5,325,954 shares of Common Stock.

                      COMPENSATION DISCUSSION AND ANALYSIS

                                     SUMMARY

         Our approach to executive compensation, one of the most important and also most complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long term success.

COMPENSATION LINKED TO ATTAINMENT OF PERFORMANCE GOALS

         Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. We use compensation and performance data from comparable companies in the pharmaceutical industry to establish market competitive compensation and performance standards for our employees. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our stockholders. As such, equity is a key component of our compensation program.

                            NAMED EXECUTIVE OFFICERS

         The named executive officers for fiscal year ended March 31, 2007 are Bernard Berk, President and Chief Executive Officer; Mark I. Gittelman, Chief Financial Officer; Christopher Dick, Executive Vice President of Corporate Development; Charan Behl, Chief Scientific Officer until February 9, 2007, Head of Technical Affairs since February 9, 2007; and Veerappan Subramanian, Chief Scientific Officer since February 9, 2007. These individuals are referred to collectively in this Proxy Statement as the "Named Executive Officers."

         MR. BERK, age 58, was appointed President and Chief Executive Officer in June 2003 and a Director in February 2004. See "Election of Directors - Board of Directors' Nominees" for his business background.

         DR. SUBRAMANIAN, age 56, was appointed Chief Scientific Officer in February 2007 and a Director in December 2006. See "Election of Directors - Board of Directors' Nominees" for his business background.

         MARK I. GITTELMAN, age 47, Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, New Jersey. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Fairleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), and the New Jersey State and New York State Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         CHRIS DICK, age 52, was appointed Executive Vice President of Corporate Development in March, 2006. Since November 2002, the Company has engaged Mr. Dick to direct its licensing and business development activities. From 1999 to 2002, Mr. Dick served as Director of Business Development for Elan Drug Delivery, Inc. responsible for licensing and business development of Elan's portfolio of drug delivery technologies. From 1997 to 1999, he was Manager of Business Development and Marketing for EnTec, a drug delivery business unit within FMC Corporation's Pharmaceutical Division. Prior thereto he held various other business and technical positions at FMC Corporation, including Manager of Marketing for its pharmaceutical functional coatings product line. Mr. Dick holds an M.B.A. from the Stern School of Business, New York University, and a B.S. and M.S. in Chemical Engineering from Cornell University.

         DR. CHARAN BEHL, age 55, was appointed Head of Technical Affairs in February 2007 and was previously Executive Vice President and Chief Scientific Officer of the Company from March 2006 to February 2007. Dr. Behl has provided the Company since June 2003 consulting technological services as an independent contractor. He was from January 1995 to July 1998 Vice President of R&D and from July 1988 to January 2001 Executive Vice President of R&D of Nastech Pharmaceutical Corporation, Inc. From April 1981 to November 1994, Dr. Behl was employed by Hoffman La Roche, where he held a number of positions, including research leader of its Pharmaceutical R&D Department. During his tenure at Roche and Nastech, Dr. Behl created intellectual property in the area of drug delivery. His patent portfolio includes over 40 patents issued, pending and in preparation. Dr. Behl holds a B.S. in Pharmaceutical Sciences from BITS, Pilani, India, an M.S. in Pharmaceutics from Duquesne University, under the mentorship of Dr. Alvin M. Galinsky, and a Ph.D. in Pharmaceutical Sciences from the University of Michigan, under the mentorship of Dr. William I. Higuchi. Dr. Behl was an Assistant Research Scientist from 1978 to 1981 at the University of Michigan. Dr. Behl is internationally known for his scientific and professional activities. He has coauthored over 200 publications, including research articles, book chapters, and abstracts, and has made numerous presentations at national and international conferences and workshops. In conjunction with associates from academia and industry and representatives of the FDA, Dr. Behl has co-organized several workshops and symposia. He was the founding chair of Nasal Drug Delivery Focus Group formed in 1995 under the auspices of the American Association of Pharmaceutical Scientists ("AAPS"), and served as its Chairman from 1995 to 2001. Dr. Behl is a fellow of the AAPS.

                       OUR EXECUTIVE COMPENSATION PROGRAM

OVERVIEW

         The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.

         The emphasis on the annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a large portion of an executive's compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation. We have entered into employment agreements with three of our Named Executive Officers. Such employment agreements set forth base salaries, bonuses and stock option grants. Such stock option grants are predicated on our achievement of corporate performance goals as set forth in such agreements.

                 ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

BASE SALARY

         We pay a base salary to certain of the Named Executive Officers. In general, base salaries for the Named Executive Officers are determined by evaluating the responsibilities of the executive's position, the executive's experience and the competitive marketplace. Base salary adjustments are considered and take into account changes in the executive's responsibilities, the executive's performance and changes in the competitive marketplace. We believe that the base salaries of the Named Executive Officers are appropriate within the context of the compensation elements provided to the executives and because they are at a level which remains competitive in the marketplace.

BONUSES

         The Board of Directors may authorize us to give discretionary bonuses, payable in cash or shares of common stock, to the Named Executive Officers and other key employees. Such bonuses are designed to motivate the Named Executive Officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational and other performance objectives.

During the fiscal year ended March 31, 2007, the Company awarded bonuses of $25,000 each to Charan Behl and Chris Dick in accordance with the terms of their employment agreements.

STOCK OPTIONS

         Stock options constitute performance-based compensation because they have value to the recipient only if the price of our common stock increases. Stock options for each of the Named Executive Officers generally vest over time, obtainment of a corporate goal or a combination.

         The grant of stock options at Elite is the centerpiece of our compensation program and is designed to motivate our Named Executive Officers to achieve our short term and long term corporate goals.

         As the pharmaceutical industry is characterized by a long product development cycle, including a lengthy research and product-testing period and a rigorous approval phase involving human testing and governmental regulatory approval, many of the traditional benchmarking metrics for vesting, such as product sales, revenues and profits are inappropriate for an early-stage pharmaceutical company such as Elite. We consider when determining vesting benchmarks the following which are aligned with our short term and long term corporate goals:

         o    clinical trial progress;

         o    achievement of regulatory milestones; and

         o    establishment of key strategic relationships.


RETIREMENT AND DEFERRED COMPENSATION BENEFITS

         We do not presently provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide the Named Executive Officers with retiree health benefits. We have adopted a deferred compensation plan under Code Section 401(k) of the Internal Revenue Service Code. The Plan provides for employees to defer compensation on a pretax basis subject to certain limits, however, Elite does not provide a matching contribution to its participants.

         The retirement and deferred compensation benefits provided to the Named Executive Officers are not material factors considered in making other compensation determinations with respect to Named Executive Officers.

PERQUISITES

         As described in more detail below, the perquisites provided to certain of the Named Executive Officers consists of car and parking allowances and in the case of the Chief Executive Officer, life insurance premiums. These perquisites represent a small fraction of the total compensation of each such Named Executive Officer. The value of the perquisites we provide are taxable to the Named Executive Officers and the incremental cost to us of providing these perquisites is reflected in the Summary Compensation Table. The Board of Directors believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the All Other Compensation column of the Summary Compensation Table on page 23 of this Proxy Statement and "Agreements with Named Executive Officers" below.

POST-TERMINATION/ CHANGE OF CONTROL COMPENSATION

         In addition to retirement and deferred compensation benefits described above, we have arrangements with certain of the Named Executive Officers that may provide them with compensation following termination of employment. These arrangements are discussed below under "Agreements with Named Executive Officers".

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

         Our aggregate deductions for each Named Executive Officer compensation are potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code. At our 2006 Named Executive Officer compensation levels, we did not believe that Section 162(m) of the Internal Revenue Code would be applicable, and accordingly, we did not consider its impact in determining compensation levels for our Named Executive Officers in 2006.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Messrs Berk, Dick and Dr. Behl
------------------------------

         On November 13, 2006, we entered into (i) the Second Amended and Restated Employment Agreement with Mr. Berk, our President, Chief Executive Officer and Chairman of the Board of Directors (the "BERK AGREEMENT"); (ii) an employment agreement with Dr. Behl as Executive Vice President and Chief Scientific Officer (the "BEHL AGREEMENT"); and (iii) an employment agreement with Mr. Dick as Executive Vice President of Corporate Development (the "DICK AGREEMENT"). The employment agreement with Dr. Behl was subsequently amended and restated on February 9, 2007, under which Dr. Behl's position was changed from Chief Scientific Officer to Head of Technical Affairs and he is to report to our Chief Executive Officer, Chief Scientific Officer and any additional executive officer designated by the Board of Directors.

         The Berk Agreement provides for a base annual salary of $330,140 (his current salary) which may at the discretion of the Board of Directors be increased in light of factors including our existing financial condition and Mr. Berk's success in implementing our business plan and achieving our strategic alternatives. Mr. Berk is entitled to an automobile allowance of $800 per month. The Behl and Dick Agreements provide for an initial base annual salary of $250,000 and $200,000, respectively, a guaranteed bonus of $25,000 payable on January 1, 2007 and within 30 calendar days of the end of each fiscal year during the term and a $700 per month automobile allowance.

         Each of the three agreements provides for payment of a discretionary bonus following the end of each fiscal year of up to 50% of the executive's then annual base salary. The amount, if any, of the discretionary bonus will be determined by the Compensation Committee as to Mr. Berk and by the Board of Directors or a Compensation Committee as to Dr. Behl and Mr. Dick. Mr. Berk's bonus is to be based on any commercialization of products, merger or acquisition, business combination or collaborations, growth in revenues and earnings, additional financings or other strategic business transaction that inure to the benefit of our stockholders. The bonus, if any, may be paid in cash or shares of common stock, valued at the closing price of the common stock on the immediately preceding trading day. The discretionary bonus which may be paid to Dr. Behl or Mr. Dick is to be based on the achievement of goals discussed with the executive in good faith and within a reasonable time following the commencement of each fiscal year and may be paid in cash or shares of our common stock valued at the average of the closing price per share during the five trading days immediately preceding the date of issuance of the shares.

         Each of Dr. Behl's and Mr. Dick's agreement provides for the grant under the 2004 Stock Option Plan (the "2004 PLAN") to the executive at an exercise price of $2.25 of options to purchase 250,000 shares. The Berk, Behl and Dick Agreements each provide for the grant to the executive of options at the foregoing exercise price to purchase up to 300,000 additional shares (the "OPIOID PRODUCT OPTIONS") which are to vest in two 150,000 share tranches upon the closing of an exclusive product license for the United States national market, the entire European Union Market or the Japan market or a product sale transaction of all our ownership rights in the United States (only once for each product) for our first drug developed by us for which the United States Food and Drug Administration (the "FDA") approval will be sought under a NDA (including a 505(b) (2) application) for oxycodone, hydrocone, hydromorphone, oxymorphone, or morphine ("NON-GENERIC

OPIOID PRODUCT") as to the first tranche and as to our second Non-Generic Opioid Drug for the second tranche.

         The Berk Agreement provides for the amendment of the vesting of options as to 400,000 shares which had been granted on September 2, 2005 to Mr. Berk at an exercise price of $2.69 per share ("BERK'S PREVIOUS MILESTONE OPTIONS") and the Behl and Dick Agreements provides for the grant of options at the exercise price of $2.25 per share for each of Behl and Dick as to 200,000 shares (collectively along with Mr. Berk's Previous Milestone Options, the "MILESTONE OPTIONS") with the Milestone Options of each of the three executives to vest (A) as to not more than 125,000 shares and 75,000 shares, respectively, upon the commencement of the first Phase III clinical trial relating to the first and then the second Non-Generic Opioid Drug developed by us; (B) 50,000 shares upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) other than Non-Generic Opioid Drugs for which options were granted above; (C) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or an NDA (including an application filed with the FDA under Section 505(b)(2) of the Federal, Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq.) (collectively, a "NDA"), for a product not covered by a previous FDA application; (D) 40,000 shares upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (E) 25,000 shares upon the filing of an application for a U.S. patent by us (in our name); and (F) 25,000 shares upon the granting by the U.S. Patent and Trademark Office (the "PTO") of a patent to us filed in our name or an approval of an ANDA or NDA; provided, however the foregoing options terminate upon the executive's termination of employment except that options under (D) and (F) nevertheless vest if the filing was made during the initial term but prior to termination of the executive's employment by us without cause and the approval was made within 540 days of the filing of the ANDA, NDA or patent application.

         We also agreed that in the event that, as to Mr. Berk, all of the options to purchase the full 400,000 Mr. Berk's Previous Milestone Options have fully vested during the initial term of the agreement and as to each of Dr. Behl and Mr. Dick all 200,000 Milestone Options have fully vested during the initial term of his agreement, we will grant under the Plan to the executive at the end of the first current fiscal year in which the following event occurs fully vested additional options to purchase the following shares at the fair market value on the date of grant (the "ADDITIONAL MILESTONE OPTIONS"): (a) to the extent not previously vested with respect to his comparable Milestone Options:
(i) up to 125,000 shares upon the commencement of the first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by us; and (ii) up to an additional 125,000 shares as to such trial relating to the second Non-Generic Opioid Drug developed by us, (b) 50,000 shares upon the closing of each product license for the United States national market or product sale transaction of all ownership rights (on a product by product basis and only once for each product); (c) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application for each drug product of us, other than the Non-Generic Opioid Drugs for which any Opioid Option was granted under the Agreement; (d) 40,000 shares upon the approval by the FDA of any ANDA, NDA or 505(b)(2) application filed in our name for a product not previously approved by the FDA; (e) 25,000 shares in the event of the filing of an application of an additional U.S. patent by us (filed in our name); and (f) 25,000 shares in the event of the granting by the PTO of the foregoing additional patent applications to us (filed in our name).

         The Berk Agreement acknowledges that Mr. Berk holds previously granted incentive stock options to purchase 725,000 shares, of which 300,000 vested options are exercisable at $2.01 per share, 225,000 vested options are exercisable at $2.15 per share and 100,000 vested options are exercisable at $2.69 per share, and the remaining 100,000 options, which vest on September 2, 2007, are exercisable at $2.69 per share.

         Each employment agreement allows us at our discretion to grant to the executive additional options under the 2004 Plan and provides each executive the right to register at our expense for reoffering shares issued upon exercise of the options under the Securities Act of 1933, as amended, in certain registration statements filed by us with respect to offerings of securities by us.

         Berk's Agreement provides that if we terminate his employment due to his permanent disability, without cause or he terminates his employment for good reason, Mr. Berk shall be entitled to the following severance: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) the then-current base salary and reimbursement of the cost to replace the life and disability insurance coverages afforded to Mr. Berk under our benefit plans with substantially similar coverages, following the effective date of termination of his employment, for a period equal to the greater of (x) the remainder of the then-current term, or
(y) two years following the effective date of termination and (iii) payment by us of premiums for health insurance for the period during which Mr. Berk is entitled to continued health insurance coverage as specified in the Comprehensive Omnibus Budget Reconciliation Act. In the event that we terminate Mr. Berk's employment because of his permanent disability, Mr. Berk is to be entitled to the severance specified above, less any amounts actually received by him under any disability insurance coverage provided for and paid by us. In the event that we terminate Mr. Berk's employment for cause or Mr. Berk terminates his employment with us without good reason, Mr. Berk shall be entitled to any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment.

         Berk's Agreement provides that in the event of a change of control in lieu of any severance that may otherwise be payable to him if Mr. Berk elects to terminate his employment for any reason within 90 days thereof, or we elect to terminate his employment within 180 days thereof, other than for cause, he is to be entitled to the following: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) $1,000,000, (iii) the then-current base salary for a period of 12 months following the effective date of termination, (iv) reimbursement of the cost, for a period of 12 months following the effective date of termination, of replacing the life and disability insurance coverage afforded to Mr. Berk under our benefit plans with substantially similar coverage and (v) payment by us of premiums for health insurance for the period during which Mr. Berk is entitled to continued health insurance coverage as specified in the Comprehensive Omnibus Budget Reconciliation Act.

         Each of Behl's and Dick's Agreements provide that in the event we terminate his employment for "Cause" as defined in the agreement or the executive terminates employment without good reason, he is to receive salary through date of termination, reimbursement for expenses incurred prior to termination, all unvested options will terminate as of the date of termination and vested options will be governed by the terms of the 2004 Plan and the related option agreement. In the event of a termination due to death, disability or by us without cause or by Dr. Behl or Mr. Dick for good reason, we are to pay him or his estate subject to his compliance with certain covenants, including non-competition, non-solicitation, confidentiality and assignment of intellectual property, his base salary for the longer of the balance of the initial term or one year from date of termination, continue health insurance coverage for 12 months from termination and his vested options are to be exercisable for 90 days from date of termination. Dr. Behl's amended agreement provides that the definition of "cause" has been amended to include a determination by the Board of Directors, in its sole discretion, that the employment of Dr. Behl should terminate, provided that such termination will be effective on the 30th day after the written notice to Dr. Behl of such determination.

         In the event the employment of Dr. Behl or Mr. Dick is terminated by us following a "Change of Control" of Elite, each will be entitled to the amounts payable as a result of termination by us without cause plus a lump sum payment of $500,000 and all unvested options shall immediately vest and along with unexercised vested options be exercisable within 90 days from the date of termination. "Change of control" is defined in each of their agreements as the acquisition of Elite pursuant to a merger or consolidation which results in the reduction to less than 50% of the shares outstanding upon consummation of the holders of its outstanding shares immediately prior thereto or sale of substantially all our assets or capital stock to another person, or the acquisition by a person or a related group in a single transaction or a series of related transaction of more than 50% of the combined voting power of Elite's outstanding voting securities.

         Berk's Agreement contains his non-solicitation covenant for a period of one year from termination. Each of Dr. Behl and Mr. Dick has agreed to a one-year following termination non-competition covenant and a two year following termination non-solicitation covenant.

         The executives are to be reimbursed for expenses (including business, travel and entertainment) reasonably incurred in the performance of their duties, with Dr. Behl's and Mr. Dick's agreements providing that reimbursement of expenses in excess of $2,000 per month are subject to the approval of our Chief Executive Officer. Each of the executives is entitled to participate in such employee benefit and welfare plans and programs, which may be offered to our senior executives including life insurance, health and accident, medical plans and programs and profit sharing and retirement plans.

         Each employment agreement is for an initial term ending November 13, 2009, subject to automatic one-year renewals unless terminated by the executive or us upon at least 60 days notice prior to the end of the then scheduled expiration date. We have the right to terminate Mr. Berk's employment in the event of his inability to perform work due to physical or mental illness or injury for nine full calendar months during any eight consecutive calendar months. We have the right to terminate Dr. Behl's or Mr. Dick's employment due to disability as defined in a long-term disability insurance policy reasonably satisfactory to him or, in the absence of such policy, due to Dr. Behl's or Mr. Dick's, as the case may be, inability for 120 days in any 12 month period to substantially perform his duties as a result of a physical or mental illness.

Mr. Gittelman
-------------

         On February 26, 1998, we entered into an agreement with Gittelman & Co., P.C., whereby fees are paid to Gittelman & Co., P.C., a firm wholly-owned by Mark I. Gittelman, our Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by the firm as internal accountant and financial and management consultant. The firm's services include the services rendered by Mr. Gittelman in his capacity as Chief Financial Officer, Secretary and Treasurer. For the fiscal years ended March 31, 2007, 2006 and 2005, the fees paid by us under the agreement were $151,214, $154,704, and $111,312. The services rendered by the firm to us averaged 98, 103 and 84 hours per month, respectively, of which an average of 25 hours per month were services rendered by him in his capacity as an officer of Elite.

Dr. Subramanian
---------------

         Dr. Subramanian entered into an Advisory Services Agreement with us on December 6, 2006, the terms of which are summarized under the caption "Certain Related Person Transactions" on page 35 below.

HEDGING POLICY

         We do not permit the Named Executive Officers, to "hedge" ownership by engaging in short sales or trading in any options contracts involving our securities.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The table below summarizes the compensation information in respect of the Named Executive Officers for the fiscal years ended March 31, 2007, 2006 and 2005.


                                                                                             CHANGE IN
                                                                                           PENSION VALUE
                                                                                                AND
                                                                                           NONQUALIFIED
                                                                           NON-EQUITY        DEFERRED
                                                        STOCK     OPTION  INCENTIVE PLAN   COMPENSATION     ALL OTHER
                                               BONUS    AWARDS    AWARDS   COMPENSATION      EARNINGS      COMPENSATION
                         YEAR     SALARY        (2)      (3)       (4)                                                      TOTAL
       NAME AND          (1)
  PRINCIPAL POSITION               ($)          ($)      ($)       ($)         ($)              ($)             ($)          (3)
--------------------    -------   -------     -------   ------   -------  --------------   --------------  ------------   ----------
Bernard Berk            2006-07   393,203          --     --     574,422       --                --           21,260(7)     988,885
    President and
    Chief Executive     2005-06   344,295     150,000     --     379,439       --                --               --        873,734
    Officer             2004-05   200,000      50,000     --     488,782       --                --               --        738,782

Mark Gittelman          2006-07        --          --     --      83,293       --                --               --         83,293
    Chief Financial
    Officer             2005-06        --          --     --      23,100       --                --               --         23,100

                        2004-05        --          --     --      19,109       --                --               --         19,109

Christopher Dick        2006-07   168,750      25,000     --     482,037       --                --            3,150(8)     678,937
   Executive Vice
   President of         2005-06   150,000      25,000     --          --       --                --               --        175,000
   Corporate
   Development          2004-05   140,250      25,000     --      76,687       --                --               --        241,937



Charan Behl(5)          2006-07   344,135      25,000     --     482,037       --                --               --        851,172
   Head of Technical
   Affairs              2005-06   450,000          --     --          --       --                --               --        450,000

                        2004-05   392,455(6)       --     --          --       --                --               --        392,455



Veerappan Subramanian   2006-07        --          --     --   1,114,445       --                --               --      1,114,445
   Chief Scientific     2005-06        --          --     --          --       --                --               --             --
   Officer
                        2004-05        --          --     --          --       --                --               --             --

-----------

(1) The information is provided for each fiscal year which begins on April 1 and ends on March 31.

(2) Bonuses paid to Mr. Berk represent discretionary bonuses and bonuses paid to Mr. Dick and Dr. Behl represent guaranteed bonuses.

(3) No stock awards were granted to the Named Executive Officers in the fiscal years ended March 31, 2007, 2006 and 2005.

(4) The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal year ended March 31, 2007 are set forth in
     Note 3 of our financial statements included in our Form 10-Q for the quarter ended December 31, 2006. The assumptions used to determine the fair value of the option awards for fiscal years ended March 31, 2006 and 2005 are set forth in Note 9 of our audited consolidated financial statements included in our Form 10-K for fiscal year ended March 31, 2006. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

(5) Dr. Behl was Executive Vice President and Chief Scientific Officer from March 9, 2006 to February 9, 2007 and has been Head of Technical Affairs since February 9, 2007.

(6) Includes $229,325 of fees paid by the issuance to Dr. Behl of units, each consisting of (i) a share of Series A Preferred Stock convertible into ten shares of Common Stock and (ii) ten common stock purchase warrants, at the rate of $12.30 per unit.

(7) Represents $16,345 for auto and parking allowance and $4,915 for life insurance premiums.

(8)  Represents $3,150 for auto and parking allowance.

                           GRANTS OF PLAN-BASED AWARDS

         The following table sets forth information regarding grants of plan based awards to the Named Executive Officers during the fiscal year ended March 31, 2007.


                                                                                             ALL
                                                                                            OTHER
                                                                                            STOCK      ALL                 GRANT
                                                                                            AWARDS:   OTHER                 DATE
                                                                                            NUMBER    OPTION   EXERCISE     FAIR
                                                          ESTIMATED FUTURE PAYOUTS            OF      AWARDS:     OR       VALUE
                          ESTIMATED POSSIBLE PAYOUTS               UNDER                    SHARES    NUMBER     BASE        OF
                          UNDER NON-EQUITY INCENTIVE        EQUITY INCENTIVE PLAN             OF        OF      PRICE      STOCK
                                  PLAN AWARDS                       AWARDS                   STOCK  SECURITIES    OF         AND
                          -------------------------- --------------------------------------   OR    UNDERLYING  OPTION     OPTION
                   GRANT   THRESHOLD  TARGET  MAXIMUM THRESHOLD  TARGET             MAXIMUM  UNITS    OPTIONS   AWARDS     AWARDS
NAME                DATE      ($)       ($)     ($)      (#)       (#)                (#)     (#)       (#)     ($/SH)       (1)
----              -------- --------- -------- ------- --------- ---------           ------- ------- ---------- --------  ----------
Bernard Berk      11.13.06    --        --       --       --      300,000(3)(4)         --     --       --     $3.00(8)    $411,000
   President
   and Chief
   Executive
   Officer

Mark Gittelman     05.3.06    --        --       --       --       70,000(2)            --     --       --     $2.26       $116,200
   Chief
   Financial
   Officer

Christopher Dick  11.13.06    --        --       --       --      750,000(3)(4)(5)(6)   --     --       --     $2.25(9)  $1,027,500
   Executive
   Vice
   President of
   Corporate
   Development

Charan Behl       11.13.06    --        --       --       --      750,000(3)(4)(5)(6)   --     --       --     $2.25(9)  $1,027,500
   Head of
   Technical
   Affairs

Veerappan
   Subramanian    12.06.06    --        --       --       --    1,750,000(7)            --     --       --     $2.13(10) $2,380,000
   Chief
   Scientific
   Officer

----------

(1) The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal year ended March 31, 2007 are set forth in
      Note 3 of our quarterly financial statements included in our Form 10-Q for the quarter ended December 31, 2006. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

(2) Represents options that vest in annual increments over a three year period on May 3, 2007, May 3, 2008 and May 3, 2009, respectively.

(3)   The options were granted under our 2004 Stock Option Plan.

(4) Represents (i) 150,000 options that vest upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our first Non-Generic Opioid Drug; and
      (ii) 150,000 options that vest upon the closing of an exclusive product license for the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our second Non-Generic Opioid Drug.

(5)   Represents 250,000 options that vested on November 13, 2006.

(6) Represents 200,000 options that vest as follows: (i) upon the commencement of the first Phase III clinical trial relating to the first "Non-Generic Opioid Drug" developed by us as to 125,000 options and relating to the second "Non-Generic Opioid Drug" developed by the company as to 75,000 options; (ii) 50,000 shares of Common Stock shall vest and become immediately exercisable in full only upon the closing of an exclusive product license for the United States national market or product sale transaction of all of our ownership rights (on a product by product basis and only once for each individual product) for each Company drug product, other than the "Non-Generic Opioid Drugs" for which the "Non-Generic Opioid Drug" options were granted; (iii) 10,000 options upon the filing by us (in our name) with the United States Food and Drug Administration (the "FDA") of either an abbreviated new drug application (an "ANDA") or a new drug application (a "NDA") (including a NDA filed with the FDA, for a product not covered by a previous FDA application; (iv) 40,000 options upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (v) 25,000 options upon filing of an application for U.S. patent by us (filed in our name); and (vi) 25,000 options upon the granting by U.S. Patent and Trademark Office of a patent to us (filed in our name).

(7)   Represents options that vest as follows: (i) 250,000 on December 6, 2006,
      (ii) 250,000 on May 6, 2007, (iii) 250,000 on December 6, 2007, (iv)
      250,000 on our acceptance of the initial business plan of Novel Laboratories, Inc. ("Novel"), (v) 250,000 on the earliest to occur of the
      (x) dosing of a human patient in the first clinical trial, (y) dosing of a human subject in the first bioequivalence study, or (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing a Product Candidate (as defined below), the completion of stability testing of an exhibit batch of such Product Candidate, in each case, with respect to any drug product by us (excluding any drug products of Novel), developed under the advisory services to be provided by Dr. Subramanian to us under the Strategic Advisory Agreement (the "Advisory Services") that occurs on or after the sixtieth (60th) day after December 6, 2006 (such drug product, a "Product Candidate"), (vi) 250,000 on earliest to occur of (x) the completion of the first successful clinical trial for such Product Candidate as determined by the clinical research organization (the "CRO") performing such trial, (y) the completion of the first successful bioequivalence study for such Product Candidate as determined by the CRO performing such study that occurs on or after the sixtieth (60th) day after the date hereof, or (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing such Product Candidate, the submission of an ANDA with the FDA, and (vii) 250,000 on earliest to occur of the (x) dosing of a human patient in the first clinical trial, (y) dosing of a human subject in the first bioequivalence study, (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing a Product Candidate, the completion of stability testing of an exhibit batch of such Product Candidate, in each case, with respect to a second Product Candidate developed under the Advisory Services that occurs on or after the sixtieth (60th) day after the date hereof.

(8) Represents an amount greater than the closing price of our Common Stock on the grant date and is the mean amount of the exercise price of the two classes of warrants issued in the Series B Preferred Stock financing.

(9) Represents an amount greater than the closing price of our Common Stock on the grant date and is the conversion price of the Series B Preferred Stock issued in the Series B Preferred Stock financing.

(10) Represents 101% of the closing price of our Common Stock on the last trading day preceding the grant date.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of March 31, 2007.


                                               OPTION AWARDS                                             STOCK AWARDS
                      ------------------------------------------------------------------    -------------------------------------
                                                                                                                          EQUITY
                                                                                                              EQUITY    INCENTIVE
                                                                                                     MARKET  INCENTIVE     PLAN
                                                                                            NUMBER    VALUE    PLAN       AWARDS:
                                                                                              OF       OF     AWARDS:   MARKET OR
                                                         EQUITY                             SHARES   SHARES   NUMBER      PAYOUT
                                                        INCENTIVE                             OR       OR       OF       VALUE OF
                                                          PLAN                               UNITS    UNITS   UNEARNED   UNEARNED
                                                         AWARDS                               OF       OF     SHARES,    SHARES,
                       NUMBER OF        NUMBER OF       NUMBER OF                            STOCK   STOCK     UNITS      UNITS
                      SECURITIES       SECURITIES      SECURITIES                             HELD    HELD   OR OTHER   OR OTHER
                      UNDERLYING       UNDERLYING      UNDERLYING                             THAT    THAT    RIGHTS     RIGHTS
                      UNEXERCISED      UNEXERCISED     UNEXERCISED    OPTION                  HAVE    HAVE     THAT       THAT
                        OPTIONS          OPTIONS        UNEARNED     EXERCISE   OPTION        NOT     NOT    HAVE NOT   HAVE NOT
                          (#)              (#)           OPTIONS      PRICE   EXPIRATION     VESTED  VESTED   VESTED     VESTED
NAME                  EXERCISABLE     UNEXERCISABLE        (#)          ($)      DATE         (#)      ($)      (#)        ($)
--------------------  -----------     -------------    -----------   -------- ----------    -------  ------  ---------  ---------
Bernard Berk            300,000(1)          --              --        $2.01    06/03/13        --      --        --         --
   President and        225,000(2)          --              --        $2.15    07/22/13        --      --        --         --
   Chief Executive       30,000(3)          --              --        $2.34    06/22/14        --      --        --         --
   Officer               10,000(4)          --              --        $2.75    08/30/15        --      --        --         --
                           --            10,000(4)          --        $2.75    08/30/15        --      --        --         --
                           --            10,000(4)          --        $2.75    08/30/15        --      --        --         --
                        100,000(5)          --              --        $2.69    09/02/15        --      --        --         --
                           --           100,000(5)          --        $2.69    09/02/15        --      --        --         --
                           --               --           400,000(6)   $2.69    09/02/15        --      --        --         --
                           --               --           150,000(7)   $3.00    11/13/16        --      --        --         --
                           --               --           150,000(8)   $3.00    11/13/16        --      --        --         --

Mark.
Gittelman
   Chief
   Financial
   Officer               10,000(9)          --              --        $2.34    03/08/14        --      --        --         --
                          6,666(10)         --              --        $2.80    07/14/15        --      --        --         --
                           --             6,667(10)         --        $2.80    07/14/15        --      --        --         --
                           --             6,667(10)         --        $2.80    07/14/15        --      --        --         --
                         23,333(11)         --              --        $2.26    05/03/16        --      --        --         --
                           --            23,333(11)         --        $2.26    05/03/16        --      --        --         --
                           --            23,334(11)         --        $2.26    05/03/16        --      --        --         --

Christopher Dick
   Executive
   Vice
   President of
   Corporate
   Development           10,000(12)         --              --        $2.34    10/31/12        --      --        --         --
                         10,000(12)         --              --        $2.34    10/31/12        --      --        --         --
                         10,000(12)         --              --        $2.34    10/31/12        --      --        --         --
                         10,000(13)         --              --        $2.21    06/13/13        --      --        --         --
                         10,000(13)         --              --        $2.21    06/13/13        --      --        --         --
                         10,000(13)         --              --        $2.21    06/13/13        --      --        --         --
                         40,000(14)         --              --        $2.80    07/14/15        --      --        --         --
                        250,000(15)         --              --        $2.25    11/13/16        --      --        --         --
                           --               --           150,000(7)   $2.25    11/13/16        --      --        --         --
                           --               --           150,000(8)   $2.25    11/13/16        --      --        --         --
                           --               --           200,000(6)   $2.25    11/13/16        --      --        --         --

 Charan Behl
   Head of
   Technical Affairs    250,000(15)         --                 --     $2.25    11/13/16        --      --        --         --
                           --               --           150,000(7)   $2.25    11/13/16        --      --        --         --
                           --               --           150,000(8)   $2.25    11/13/16        --      --        --         --
                           --               --           200,000(6)   $2.25    11/13/16        --      --        --         --

Veerappan
Subramanian
   Chief
   Scientific
   Officer              250,000(16)         --                 --     $2.13    12/16/16        --      --        --         --
                        250,000(16)         --                 --     $2.13    12/16/16        --      --        --         --
                        250,000(16)         --                 --     $2.13    12/16/16        --      --        --         --
                           --               --            250,000(16) $2.13    12/16/16        --      --        --         --
                           --               --            250,000(16) $2.13    12/16/16        --      --        --         --
                           --               --            250,000(16) $2.13    12/16/16        --      --        --         --
                           --               --            250,000(16) $2.13    12/16/16        --      --        --         --

-----------

(1)  These options vested as of June 3, 2003.

(2)  These options vested as of September 2, 2005

(3)  These options vested on June 22, 2004.

(4) These options vest in annual increments over a three year period on August 30, 2006, August 30, 2007 and August 30, 2008, respectively.

(5) These options vest in annual increments over a two year period on September 2, 2006 and September 2, 2007, respectively.

(6) These options vest as follows: (i) upon the commencement of the first Phase III clinical trial relating to the first "Non-Generic Opioid Drug" developed by us as to 125,000 options and relating to the second "Non-Generic Opioid Drug" developed by the company as to 75,000 options;
     (ii) 50,000 shares of Common Stock shall vest and become immediately exercisable in full only upon the closing of an exclusive product license for the United States national market or product sale transaction of all of our ownership rights (on a product by product basis and only once for each individual product) for each Company drug product, other than the "Non-Generic Opioid Drugs" for which the "Non-Generic Opioid Drug" options were granted; (iii) 10,000 options upon the filing by us (in our name) with the United States Food and Drug Administration (the "FDA") of either an abbreviated new drug application (an "ANDA") or a new drug application (a "NDA") (including a NDA filed with the FDA, for a product not covered by a previous FDA application); (iv) 40,000 options upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (v) 25,000 options upon filing of an application for U.S. patent by us (filed in our name); and (vi) 25,000 options upon the granting by U.S. Patent and Trademark Office of a patent to us (filed in our name).

(7) These options vest upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our first Non-Generic Opioid Drug.

(8) These options vest upon the closing of an exclusive product license for the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our second Non-Generic Opioid Drug.

(9)  These options vested on June 22, 2004.

(10) These options vest in annual increments over a three year period on July 14, 2006, July 14, 2007 and July 14, 2008, respectively.

(11) These options vest in annual increments over a three year period on May 3, 2007, May 3, 2008 and May 3, 2009, respectively.

(12) These options vested on November 1, 2003, 2004 and 2005, respectively.

(13) These options vested on June 13, 2004, 2005 and 2006, respectively.

(14) These options vested on July 14, 2005.

(15) These options vested on November 13, 2006.

(16) These options vest as follows: (i) 250,000 on December 6, 2006, (ii) 250,000 on May 6, 2007, (iii) 250,000 on December 6, 2007, (iv) 250,000 on
     our acceptance of the initial business plan of Novel Laboratories, Inc. ("Novel"), (v) 250,000 on the earliest to occur of the (x) dosing of a human patient in the first clinical trial, (y) dosing of a human subject in the first bioequivalence study, or (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing a Product Candidate (as defined below), the completion of stability testing of an exhibit batch of such Product Candidate, in each case, with respect to any drug product by us (excluding any drug products of Novel), developed under the advisory services to be provided by Dr. Subramanian to us under the Strategic Advisory Agreement (the "Advisory Services") that occurs on or after the sixtieth (60th) day after December 6, 2006 (such drug product, a "Product Candidate"), (vi) 250,000 on earliest to occur of (x) the completion of the first successful clinical trial for such Product Candidate as determined by the clinical research organization (the "CRO") performing such trial, (y) the completion of the first successful bioequivalence study for such Product Candidate as determined by the CRO performing such study that occurs on or after the sixtieth (60th) day after the date hereof, or (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing such Product Candidate, the submission of an ANDA with the FDA, and (vii) 250,000 on earliest to occur of the (x) dosing of a human patient in the first clinical trial, (y) dosing of a human subject in the first bioequivalence study, (z) in the event that neither a clinical trial nor a bioequivalence study is required under applicable law as a condition of marketing a Product Candidate, the completion of stability testing of an exhibit batch of such Product Candidate, in each case, with respect to a second Product Candidate developed under the Advisory Services that occurs on or after the sixtieth (60th) day after the date hereof.



                        OPTION EXERCISES AND STOCK VESTED

         No options have been exercised by our Named Executive Officers during fiscal year ended March 31, 2007.

                                PENSION BENEFITS

         We do not provide pension benefits to the Named Executive Officers.

                       NONQUALIFIED DEFERRED COMPENSATION

         We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

         Please see the discussion under "Compensation Discussion and Analysis - Agreements with Named Executive Officers."

                          COMPENSATION COMMITTEE REPORT

         The majority of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommends that the Compensation Discussion and Analysis be included in this Proxy Statement.


                                                BOARD OF DIRECTORS
                                                Bernard Berk
                                                Barry Dash
                                                Melvin Van Woert
                                                Veerappan Subramanian


                              DIRECTOR COMPENSATION

         The following table sets forth director compensation for the year ended March 31, 2007:

                                                                           CHANGE IN
                                                                            PENSION
                                                                            VALUE AND
                         FEES EARNED                                      NON QUALIFIED
                          OR PAID     STOCK    OPTION     NON EQUITY        DEFERRED
                          IN CASH     AWARDS   AWARDS   INCENTIVE PLAN    COMPENSATION       ALL OTHER     TOTAL
NAME                       ($)(1)      ($)       ($)     COMPENSATION       EARNINGS       COMPENSATION     ($)
----                     -----------  ------   ------   --------------    --------------   ------------   -------
Bernard Berk               $6,000      ---       ---          ---              ---              ---       $6,000
Edward Neugeboren          $6,000      ---       ---          ---              ---              ---       $6,000
Barry Dash                 $4,000      ---       ---          ---              ---              ---       $4,000
Melvin Van Woert           $4,000      ---       ---          ---              ---              ---       $4,000
Veerappan Subramanian         ---      ---       ---          ---              ---              ---         ---

-----------

(1) Consists of a fee of $2000 for each meeting attended by a Director.

Equity Compensation
-------------------

         Members of the Board of Directors during the fiscal year ended March 31, 2006 received 30,000 options each in August 2005 and no members of the Board of Directors received any options or other equity compensation during the fiscal year ended March 31, 2007 for serving as a director.

Other Compensation
------------------

         We do not pay or reimburse non-employee Directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings. Each Director receives $2,000 per each meeting such Director attends. Except as described in this section, non-employee Directors do not receive any additional compensation for their services on the Board of Directors.

            REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

         All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

         In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

                       CERTAIN RELATED PERSON TRANSACTIONS

Transactions with Dr. Subramanian and VGS Pharma LLC
----------------------------------------------------

         On December 6, 2006, we entered into a Strategic Alliance Agreement with Dr. Subramanian and VGS Pharma, LLC, a Delaware limited liability company ("VGS"), under which (i) Dr. Subramanian was appointed to our Board of Directors, (ii) VGS made a $2,000,000 equity investment in Elite, (iii) we engaged Dr. Subramanian to serve as our strategic advisor on the research, development and commercialization of our existing pipeline and (iv) we, together with VGS formed Novel Laboratories Inc., a Delaware corporation ("NOVEL"), as a separate specialty pharmaceutical company for the research, development, manufacturing, licensing and acquisition of specialty generic pharmaceuticals. VGS is wholly-owned subsidiary of Kali Capital, L.P., which is controlled by Kali Management, LLC ("KALI"), its general partner, and Kali is controlled by Anu Subramanian, its managing member and daughter of Dr. Subramanian.

         The specialty pharmaceutical product initiative of the strategic alliance between Elite and Dr. Subramanian is to be conducted by Novel, of which we acquired 49% and VGS acquired 51% of its Class A Voting Common Stock for $9,800 and $10,200 respectively. Pursuant to the Alliance Agreement, VGS acquired for $2,000,000: (i) 957,396 shares of our Common Stock (the "ACQUIRED COMPANY SHARES") at approximately $2.089 per share and (ii) a five year Warrant to purchase 478,698 shares of our Common Stock (the "WARRANT SHARES"), for cash, at an exercise price of $3.00 per share, subject to adjustment upon the occurrence of certain events.

         We contributed $2,000,000 to Novel and have agreed to provide additional contributions within 30 days of the achievement of certain performance milestones (e.g., the initiation of development programs for prospective products, commencement and/or completion of clinical and/or bio-equivalence studies for prospective products, filings with the FDA of new drug or abbreviated new drug applications related to prospective products) to be mutually agreed to by us and Dr. Subramanian, who is employed as Chief Executive Officer of Novel, in Novel's Initial Business Plan (as defined in the Alliance Agreement), which may be modified in a subsequent Annual Business Plan (as defined in the Alliance Agreement), to occur during the initial 30 months following December 6, 2006 (collectively, the "PERFORMANCE MILESTONES"), with remaining contributions being subject to acceleration with unanimous approval of the Board of Directors of Novel. Such additional contributions shall be in amounts mutually agreed to by us and Dr. Subramanian as provided in the Initial Business Plan and each subsequent Annual Business Plan during the initial 30 month period and the aggregate amount of such additional contributions shall not exceed $25,000,000, without our prior consent. We have agreed to provide Novel personnel staff, facility, supplies and equipment pending Novel's becoming fully operational with its own staff, facility, equipment and supplies.

         In the event that (i) we defer for more than 90 days the payment of a contribution installment due to Novel's failure to achieve a Performance Milestone, (ii) we fail to make a requisite contribution following Novel's achieving a Performance Milestone or (iii) Novel requires additional financing beyond amounts provided in the Business Plan or our agreed upon additional contributions, Novel may seek such financing through a subscription offering to its Class A Stockholders and, to the extent not fully subscribed, from third parties.

         We agreed to use our best efforts to elect Dr. Subramanian a member of our Board of Directors as long as we and our "permitted transferees" own at least 40% of Novel's outstanding capital stock and Dr. Subramanian is Chairman of the Board and Chief Executive Officer of Novel. Pursuant to an advisory agreement, Dr. Subramanian has agreed to provide advisory services to us, including but not limited to, assisting in the implementation of current and new drug product development projects of Elite and assisting in the recruitment of additional R&D staff members. As an inducement to enter into the agreement, we granted Dr. Subramanian a non-qualified stock option to purchase up to 1,750,000 shares of Common Stock (the "OPTION SHARES") at a price of

$2.13 per share. The option vests as to 250,000 shares immediately and in subsequent 250,000 share installments, with one vesting on May 6, 2007, another on December 6, 2007, a third upon our acceptance of the Initial Business Plan of Novel, and the other installments vesting on the accomplishment of certain milestones with respect to the first or second drug product developed by us (excluding drug products of Novel) on or after the 60th day after December 6, 2006, under the advisory services provided to us. The option terminates on December 6, 2016, or 90 days following a termination of his advisory services to us or his employment by Novel other than a termination without Cause or by Dr. Subramanian for Good Reason or 48 months after the termination of his advisory services under the advisory agreement or his employment under the employment agreement as a result of: (i) a termination by us of the advisory agreement or by Novel of the employment agreement without Cause or by Dr. Subramanian without Good Reason or (ii) post-December 6, 2007, termination of the term of the advisory agreement or of the Novel employment agreement. All unvested options terminate upon the termination of the advisory agreement (other than a termination by the Company without cause or by Dr. Subramanian for Good Reason) or at such time as we and our permitted transferees own in the aggregate less than 20% of the outstanding capital stock of Novel, except to the extent we in our sole discretion have determined that Dr. Subramanian has provided substantial contribution to the development of any drug product which would otherwise trigger the vesting of options notwithstanding the failure to satisfy the foregoing 20% threshold.

         The parties also entered into a stockholders agreement which provides that as long as each of Company and VGS owns at least 10% of the shares of Class A Voting Common Stock of Novel, each shall designate one of the two Directors to constitute the Novel Board of Directors, with the VGS designee to be Dr. Subramanian, unless otherwise approved by Company. It prohibits the taking of certain actions without approval of the two designees, including, but not limited to, amendments of charter, by-laws and other governance agreements, spin-offs or public offerings of equity securities, a liquidation or dissolution, dividends, authorization or issuance of additional securities or options, bankruptcy, a material change of the business or a Business Plan, approval of a Business Plan and the yearly operating budget, creation of a security interest, capital expenditures in excess of 110% of the amount provided in the Business Plan, investments in excess of the amounts approved in the Business Plan, an increase or decrease of the Board; and any investments by Dr. Subramanian in any "Competitive Company" or its affiliate. The stockholders agreement further provides that determination of "Cause" or the "Disability" of Dr. Subramanian under his employment agreement shall be made solely in the reasonable discretion of the Company designee. Except for certain enumerated permitted transfers, the Stockholders Agreement provides that no transfer of Novel stock may be made without the consent of the other stockholders. In the event Company fails to make required additional contributions, VGS has the right to purchase at the original purchase price from Company that proportion of its original shares of Novel Class A Common Stock equal to the proportion of the required additional contributions not made by Company.

         In the event of Dr. Subramanian's resignation from Novel for other than Good Reason or his termination by Novel for Cause or his death or disability as defined in the Employment Agreement, Company has the corresponding right to acquire up to 75% of VGS's original shares of Class A Common Stock of Novel at the original purchase price; such percentage to be reduced to 50% and 25% and 0% upon the first, second and third anniversary of the Stockholders' Agreement, with a pro rata portion of such reduction to be effected upon the death or disability of Dr. Subramanian during the applicable period. Each of Company and VGS has a right to acquire at the then fair value, Company's or VGS's shares of Novel upon the bankruptcy, dissolution or liquidation, a change of control of the other or, if as a result of the purchases at the original purchase price, the percentage of Novel owned by such party is less than 10% of Novel.

         Novel agreed to employ Dr. Subramanian as its Chief Executive Officer at a salary of $220,000 per annum, with bonuses and options to purchase Novel's Common Stock to be granted at the discretion of Novel's Board of Directors. Dr. Subramanian is to perform his duties three full business days a week. Dr. Subramanian's employment may be terminated for "Cause" as defined

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

therein or by Dr. Subramanian for "Good Reason" as defined. Either party may terminate the employment upon 30-business days prior written notice to the other.

         Dr. Subramanian has agreed to a confidentiality covenant and also agreed to a non-solicitation covenant and not to directly or indirectly, manage, control, consult with, or engage (as either an employee or consultant) in any business or activity anywhere in the world involving a drug product that is competitive as defined with any drug products being developed or marketed by Novel, or proposed in a Business plan to be developed by Novel or its affiliate, or any related inventions or other intellectual property of Novel or any of its respective subsidiaries or affiliates (collectively, a "COMPETITIVE ACTIVITY"); and without the prior unanimous approval of the Novel Board to make any investment (whether equity or debt) not exceeding an aggregate of 5% of the equity, in any person engaging, or providing services or financing for, a Competitive Activity (a "COMPETITIVE COMPANY"), including any follow-on investments in any entity that, subsequent to the time of the initial investment, has become a Competitive Company, except a financing provided to a subsidiary or affiliate of a Competitive Company which is not itself engaged in a Competitive Activity during his employment and, unless his termination was by Novel without "Cause" or by Dr. Subramanian for "Good Reason", for one year subsequent as to non-competition and two years subsequent as to non-solicitation.

Transactions with Mark Gittelman and Gittelman & Co. P.C.
---------------------------------------------------------

         For a description of the agreement between Elite and Gittelman & Co., P.C., please see "Compensation Discussion Analysis - Agreements with Named Officers". Mark Gittelman, our chief financial officer is the principal of Gittelman & Co., P.C.

Series C Preferred Stock Financing
----------------------------------

         The following related persons participated in the Series C Preferred Stock Financing (described above under the caption Proposal 2 Approval and Ratification of Series C Preferred Financing):

          o Barry Dash, one of our directors, purchased 20 shares of Series C Preferred Stock and warrants to purchase 2,586 shares of Common Stock for a purchase price of $20,000.

          o Affiliates of Adam Usdan, one of our stockholders which beneficially owns more than 5% of our outstanding Common Stock, purchased an aggregate of 2,000 shares of Series C Preferred Stock and warrants to purchase 258,619 shares of Common Stock for an aggregate purchase price of $2,000,000.

          o Indigo Securities LLC of whom Edward Neugeboren, one of our current directors, is a consultant, acted as a selected dealer in the placement of the Series C Preferred Financing and received a $194,547 cash commission and warrants to purchase 36,045 shares of Common Stock for its services.

Indigo Ventures LLC
-------------------

         On July 12, 2006, we entered into a Financial Advisory Agreement with Indigo Ventures LLC ("INDIGO") whereby, Indigo, on a non-exclusive basis, agreed to advise, consult with, and assist us in various matters as requested (and only to the extent requested) by us which may include, without limitation (i) a review of our business, operations and financial condition, including advising on capitalization structures; (ii) advice relating to general capital raising matters; (iii) recommendations relating to specific business operations, strategic transactions and joint ventures; (v) advice regarding our future financings involving debt or equity securities or any affiliate of ours; and (v) assistance with interaction between us and our current and future investors. We paid Indigo $45,000 initially and then $15,000 per month in connection with Indigo providing the consulting services. Additionally, Indigo acquired a warrant to purchase up to 600,000 shares of Common Stock at an exercise price of $3.00 per share, which may be payable in the form of a promissory note. On February 13, 2007, the Financial Advisory Agreement was amended. As a result of the amendment, the warrant was reduced from 600,000 to 300,000 shares, the warrant remains exercisable as to the remaining 300,000 shares of common stock (200,000 of which remain subject to vesting), the monthly cash fees payable to Indigo terminated as of February 13, 2007 and the outstanding amount of the promissory note was reduced to $75,000. Edward Neugeboren, one of our current directors is a consultant of Indigo.

         Previously, in March 2006, Indigo received $800,000 cash compensation and placement agent warrants to purchase 355,555 shares of Common Stock in connection with acting as placement agent for the offering of our Series B Preferred Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, there was no person who, at any time during the fiscal year ended March 31, 2007, was a director, officer or beneficial owner of more than 10% of any class of our equity securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934. Dr. Barry Dash filed one late Form 4 since the fiscal year ended March 31, 2007.

                              STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal under Rule 14a-8 of the Securities Exchange Act ("Rule 14a-8) for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is October 26, 2007. Stockholders wishing to submit proposals outside of Rule 14a-8 must do so no later than December 13, 2007 to be eligible for presentation at the next annual meeting of stockholders.

         Any proposal should be addressed to Mark I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

                         HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Elite Pharmaceuticals, Inc., Attn: Mark Gittelman, Secretary, 165 Ludlow Avenue, Northvale, New Jersey 07647. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580 Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                              Public Reference Room
                               100 F Street, N.E.
                                    Room 1580
                             Washington, D.C. 20549

         You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn:
Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.

                                  OTHER MATTERS

         A copy of our Annual Report on Form 10K for the fiscal year ended March 31, 2006, including financial statements, accompanies this proxy statement. We are incorporating by reference from this Annual Report the financial statements and supplementary data, the management discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk.



May 29, 2007                                By Order of the Board of Directors

                                            Mark I. Gittelman, Secretary

                           ELITE PHARMACEUTICALS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Bernard Berk and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on June 26, 2007 at 10:00 a.m. EDT, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND PROPOSALS 2, 3 AND 4.

1. Election of Directors: Bernard Berk, Barry Dash, Melvin Van Woert, Veerappan
S. Subramanian and Robert J. Levenson

              FOR all Nominees [ ]         WITHHOLD for all Nominees [ ]


If you do not wish your shares voted FOR a nominee, draw a line through that person's name above.

2. Proposal to approve and ratify the Series C Financing described in the Proxy Statement.

              FOR [ ]                 AGAINST [ ]              ABSTAIN  [ ]



3. Proposal to ratify the appointment of the independent auditors.

              FOR [ ]                 AGAINST [ ]              ABSTAIN  [ ]


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

BACK OF CARD

     PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2 AND 3 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

         You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)




Dated:
        ----------------------------          -------------------------------
                                              Signature

-------------------
PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------
                                              ----------------------------------

                                              Signature, if held by joint owners